Exhibit 23.1

                       (LOGO) Luxenberg & Associates, CPA



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT
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I consent to the use in this Registration  Statement of my report, dated June 6,
1998, on the financial statements of Summa Metals Corporation, as of December 31, 1997, 1996, and 1995, included herein and to the reference made to me under the caption "Experts" in the prospectus.




                                           /s/ Luxenberg & Associates, CPA
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                                               Luxenberg & Associates, CPA

February 9, 1999
Rancho Santa Margarita, California





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